Exhibit 10.57.c

SECOND AMENDMENT TO CONTRACT OF SALE

This Second Amendment to Contract of Sale (the “Second Amendment”) is made this 19th day of October, 2011, by and between UNITED LITHO, INC. (“Seller”) and BEAUMEADE DEVELOPMENT PARTNERS, LLC (“Buyer”) relating to the real property commonly identified as 21800 Beaumeade Circle, Ashburn, Virginia (the “Property”).

Whereas, Buyer and Seller entered into that certain Contract of Sale (the “Contract”) dated February 3, 2011 for the purchase by Buyer from Seller of the Property;

Whereas, the parties executed that First Amendment to Purchase and Sale Agreement  (the “First Amendment”) dated  April 20, 2011.Whereas, the parties now wish to amend certain terms of the Contract, as previously amended;

Whereas, Section 5 of the Contract allows the Seller or Buyer to extend the Closing Date to November 30, 2011, with notice to the other party at least two business days prior to October 31, 2011.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           The terms of this Second Amendment shall supplement the terms set forth in the Contract, and in the event of any inconsistencies, the terms of this Second Amendment shall control.  All capitalized terms used in this Second Amendment shall have the same meaning as set forth in the Contract, unless otherwise expressly provided herein:

2.           Closing under the terms of the Contract shall be held on or before November 30, 2011.

3.           In all other respects, the Contract is hereby re-confirmed and shall remain in full force and effect.  This Second Amendment may be executed by facsimile signatures and by counterpart originals.

Witness our hands and seals this 19th day of October, 2011

SELLER:

UNITED LITHO, INC.

By:	/s/ Robert M. Jakobe

BUYER:

BEAUMEADE DEVELOPMENT PARTNERS, LLC

By:	/s/ Thomas Fish